EXHIBIT 8(c)

                            Participation Agreements:
                       Van Eck Worldwide Insurance Trust


                    Novation to Fund Participation Agreement


WHEREAS, on October 15, 2002, a Fund Participation Agreement (the "Agreement") was entered into by and among Ameritas Variable Life Insurance Company ("AVLIC"), on its own behalf and on behalf of Ameritas Variable Separate Account VA and Ameritas Variable Separate Account VL of AVLIC (the "Separate Accounts") VanEck Worldwide Insurance Trust (the "Fund") and VanEck Associates Corporation (the "Adviser"), whereby AVLIC issues certain individual variable life and/or variable annuity contracts (the "Contracts"), the Fund acts as the underlying investment vehicle of such contracts and the Adviser serves as investment adviser to the Fund. A copy of the Agreement is attached hereto and made a part hereof. The Agreement, by its terms, provides for amendment upon the written agreement of all parties; and

WHEREAS, the closing of the merger of AVLIC with and into Ameritas Life Insurance Corp. ("Ameritas"), with Ameritas as the surviving company (the "Merger") is currently scheduled to occur after the close of business on April 30, 2007; It is therefore agreed:

1. Substitution of Party - The Agreement is amended to provide for Ameritas to act as the issuer of the Contracts in substitution of AVLIC.

2. Performance of Duties - Ameritas hereby assumes and agrees to perform the duties previously performed by AVLIC under the Agreement.

3. Assumption. of Rights - Ameritas hereby assumes the rights previously held by AVLIC under the Agreement.

4. Effective Date - This Novation shall take effect as of the actual closing date of the Merger, and such effectiveness is conditioned upon the closing of the Merger. Ameritas will notify the other parties hereto of any change in the scheduled closing date and of the actual closing date.

In witness whereof the parties have signed this instrument.

Executed this 24th day of April, 2007.


 AMERITAS VARIABLE LIFE                     VAN ECK WORLDWIDE INSURANCE
 INSURANCE COMPANY                          TRUST

 By:   /s/ Robert C. Barth                  By:  /s/ Joseph J. McBrien
     --------------------------------          ---------------------------------
 Print:   Robert C. Barth                   Print:   Joseph J. McBrien
       ------------------------------             ------------------------------
 Title:   Sr. Vice President                Title:   Senior Vice President
       ------------------------------             ------------------------------
 Date:    April 24, 2007                    Date:    April 18, 2007
      -------------------------------            -------------------------------


AMERITAS LIFE INSURANCE CORP.               VAN ECK ASSOCIATES CORPORATION

By:    /s/ Robert Barth                     By:  /s/ Joseph J. McBrien
     --------------------------------          ---------------------------------
Print:     Robert C. Barth                  Print:   Joseph J. McBrien
        -----------------------------             ------------------------------
Title:     Sr. Vice President               Title:   Senior Vice President
        -----------------------------             ------------------------------
Date:      April 24, 2007                   Date:    April 18, 2007
       ------------------------------            -------------------------------

                          FUND PARTICIPATION AGREEMENT

Ameritas Variable Life Insurance Company ("Insurance Company") and Van Eck Worldwide Insurance Trust ("Trust") hereby agree this15th day of October, 2002 that Van Eck Worldwide Hard Assets Fund shall be made available to serve as an underlying investment medium for individual Variable Life Insurance and Annuity Contracts ("Contracts") to be offered by Insurance Company subject to the following provisions:

1. Insurance Company represents that it has established the Ameritas Variable Separate Account VA and Ameritas Variable Separate Account VL (the "Variable Accounts"), separate accounts under Nebraska law, and has registered each as a unit investment trust under the Investment Company Act of 1940 (" 1940 Act") to serve as an investment vehicle for the applicable Contracts. The Contracts provide for the allocation of net amounts received by Insurance Company to separate series of the Variable Account for investment in the shares of specified investment companies selected among those companies available through the Variable Account to act as underlying investment media. Selection of particular investment company is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. The Trust has received an order from the Commission dated September 19, 1990, (File No. 812-7451) granting participating insurance companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e- 2(b)(15) and 6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the Portfolios of the Trust to be sold to and held by variable annuity and variable life insurance, separate accounts of life insurance companies.

3. The Trust or the Adviser will provide closing net asset value, dividend and capital gain information at the close of trading each business day to Insurance Company or its designated Agent. Insurance Company will use this data to calculate unit values, which will in turn be used to process that same business day's Variable Account unit value. The Variable Account processing will be done the same evening, and orders will be placed the morning of the following business day. Orders will be sent directly to the Trust or its specified agent, and payment for purchases will be wired to a custodial account designated by the Trust or the Adviser, so as to coincide with the order for Trust shares. The Trust will execute the orders at the net asset value as determined as of the close of trading on the prior day. Dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value.

4. All expenses incident to the performance by the Trust under this Agreement shall be paid by the Trust "The Trust" shall pay the cost of registration of Trust shares with the Securities and Exchange Commission ("SEC") The Trust shall distribute, to the Variable Account, proxy material, periodic Trust reports to shareholders and other material the Trust may require to be sent to Contract owners. The Trust shall pay the cost of qualifying Trust shares in states where required. The Trust will provide Insurance Company with a reasonable quantity of the Trust's Prospectus and the reports to be used in contemplation of this Agreement. The Trust will provide Insurance Company with a copy of the Statement of Additional Information suitable for duplication.

5. Insurance Company and its agents shall make no representation concerning the Trust or Trust shares except those contained in the then current prospectuses of the Trust and in current printed sales literature of the Trust.

6. Administrative services to Contract owners shall be the responsibility of Insurance Company, and shall not be the responsibility of the Trust or the Adviser.

7. The Trust shall comply with Sections 817(h) and 851 of the Internal Revenue Code of 1986, if applicable, and the regulations thereunder, and the applicable provisions of the 1940 Act relating to the diversification requirements for variable annuity, endowment, and life insurance contracts. Upon request, the Trust shall provide Insurance Company with a letter from the appropriate Trust officer certifying the Trust's compliance with the diversification requirements and qualification as a regulated investment company.

8. Insurance Company agrees to inform the Board of Trustees of the Trust of the existence of, or any potential for; any material irreconcilable conflict of interest between the interests of the Contract owners of the Variable Account investing in the Trust and/or any other separate account or any other insurance company investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including:

     (a)  an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

     (c)  an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Portfolio are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by variable annuity or life insurance contract owners of different life insurance companies utilizing the Trust;

     (f) a decision by Insurance Company to disregard the voting instructions of contract owners.

     Insurance Company will be responsible for assisting the Board of Trustees of the Trust in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by Insurance Company to disregard voting instructions of Contract owners. It is agreed that if it is determined by a majority of the members of the Board of Trustees of the Trust or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting Insurance Company, Insurance Company shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

     (a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust or submitting the questions of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (i.e., annuity Contract owners, life insurance Contract owners or qualified Contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change;

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

     (b) establishing a new registered management investment company or managed separate account.

If a material irreconcilable conflict arises because of Insurance Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Trust's election, to withdraw the Variable Account's investment in the Trust. No charge or penalty will be imposed against the Variable Account as a result of such withdrawal. Insurance Company agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of Contract owners. For purposes hereof, a majority of the disinterested members of the Board of Trustees of the Trust shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event will the Trust be required to establish a new funding medium for any Contracts. Insurance company shall not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of affected Contract owners. The Trust will undertake to promptly make known to Insurance Company the Board of Trustees' determination of the existence of a material irreconcilable conflict and its implications.

9. This Agreement shall terminate as to the sale and issuance of new contracts:

     (a) at the option of any party upon 60 days advance written notice to the other parties, unless a shorter time is agreed to by the parties;

     (b) at the option of the Trust or the Trust Distributor ("Distributor") if the Contracts issued by Insurance Company cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law; or

     (c) at the option of any party upon a determination by a majority of the Trustees of the Trust or a majority of its disinterested Trustees, that a material irreconcilable conflict exists; or

     (d) at the option of Insurance Company upon institution of formal proceedings against the Trust or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Trust's or the Distributor's duties under this Agreement or related to the sale of Portfolio shares or the operation of the Portfolio; or

     (e) at the option of Insurance Company if the Trust or a Portfolio fails to meet the diversification requirements specified in Section 3.2{e) hereof; or

     (f) at the option of Insurance Company if shares of the Series are not reasonably available to meet the requirements of the Variable Contracts issued by Insurance Company; as determined by Insurance Company, and upon prompt notice by Insurance Company to the other parties; or

     (g) at the option of Insurance Company in the event any of the shares of the Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by Insurance Company; or

     (h) at the option of Insurance Company, if the Portfolio fails to qualify as a Regulated Investment Company under Subchapter M of the Code; or
          (i) at the option of the

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

          Distributor if it shall determine in its sole judgment exercised in good faith, that Insurance Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

10. Termination as the result of any cause listed in the preceding paragraph shall not affect the Trust's obligation to furnish Trust shares in respect of dividends and capital gain distributions on existing shares for Contracts then force for which the shares of the Trust serve or may serve as an underlying medium, unless such further sale of Trust shares is proscribed by law or the SEC or other regulatory body. The Trust shall not be obligated to furnish Trust shares for purchases after termination. The Trust reserves the right to reject any purchase order.

11. Each notice required by this Agreement shall be given by wire and confirmed in writing to:

    Van Eck Worldwide Insurance Trust   Ameritas Variable Life Insurance Company
    99 Park Avenue                      5900 "O" Street
    New York, New York 10016            Lincoln, Nebraska 68510
    Attention: President                Attention:  General Counsel

    Van Eck Associates Corp.            Fred Bellamy
    99 Park Avenue                      Sutherland, Asbill and Brennan
    New York, New York 10016            1275 Pennsylvania Avenue, N.W.
    Attn: President                     Washington, DC 20004-2404

12. Advertising and sales literature with respect to the Trust prepared by Insurance Company or its agents for use in marketing its contracts will be submitted to the Trust for review before such material is submitted to the SEC or NASD for review.

13. Insurance Company will distribute all proxy material furnished by the Trust and will vote Trust shares in accordance with instructions received from the Contract owners of such Trust shares. Insurance Company shall vote the Trust shares for which no instructions have been received in the same proportion as Trust shares for which said instructions have been received from Contract owners. Insurance Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Trust shares held for such Contract owners.

14. Insurance Company shall designate certain persons and entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number of amount of contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

15. Issuance and transfer of the Trust's Portfolios shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each account.

     The Trust shall furnish, on or before the ex-dividend date notice to the Insurance Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the

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

     Insurance Company of the number of shares so issued as payment of such dividends and distributions.

16. Indemnification by the Insurance Company. The Company agrees to indemnify and hold harmless the Advisor, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively , "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Insurance Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Insurance Company by or on behalf of the trust for use in Insurance Company Documents or otherwise for use in connection with the sale of the Contracts of Trust shares; or

     (ii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Insurance Company; or (iv) arise out of or result from any failure by the Insurance Company to provide the services or furnish the materials required under the terms of this Agreement; or
          (v) arise out of or result from any material breach of any representation and/or warranty made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company; or

     (vi) arise out or result from the provision by the Insurance Company to the Trust of insufficient or incorrect information regarding the purchasing or sale of shares of any Portfolio, or the failure of the Company to provide such information on a timely basis.

17. Indemnification by the Trust The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against Losses, to which the

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

     Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or. acquisition of the Contracts or Trust shares and:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Advisor or the Trust by or on behalf of the Insurance Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares and; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Insurance Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Insurance Company Documents or the omission or alleged omission to state therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Insurance Company by or on behalf of the Trust; or

     (d) arise out of or result from any failure by the advisor or the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Advisor or the Trust in this Agreement or arise out of a result from any other material breach of this Agreement by the Advisor or the Trust.

18. None of the Insurance Company, the Trust or the Advisor shall be liable under the indemnification provisions of Sections 16 and 17 with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement. Nothing herein shall entitle an indemnified party to punitive or special, (excluding attorney fees and court costs as provided in Sections 16 and 17) consequential or exemplary damages or damages of like kind or nature and with respect to an incorrect calculation on reporting or untimely reporting of net asset value, dividend or capital gain distribution rate, all liability, loss and damages shall be limited to the amount required to correct the value of the Account as if there had been no incorrect calculation or reporting or untimely reporting of net asset value, dividend or capital gain rate.

19. None of the Insurance Company, the Trust or the Advisor shall be liable under the indemnification provisions with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such

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

     Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 16 and 17.

20. In case any such action is brought against an Indemnified Party, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

21. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

22. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

23. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Virginia. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.

24. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

25. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws .

26.  This Agreement shall not be exclusive in any respect.

27. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

28. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

29. Each party hereto shall, except as required by law or otherwise permitted by this Agreement, treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto, and shall not disclose such confidential information without the written consent of the affected party unless such information has become publicly available or is required to be disclosed by, law, rule, regulation or court order.

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

30. The Term "Van Eck Worldwide Insurance Trust" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated January 7, 1986 as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees or the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the Trust, acting as such, and neither such authorization by such officer shall be deemed to have been made by any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first set forth above.


                       AMERITAS VARIABLE LIFE INSURANCE COMPANY

                       By:   /s/ William J. Atherton
                           -------------------------------------------------
                       Name:     William J. Atherton
                       Title:    President and COO


                       VAN ECK WORLDWIDE INSURANCE TRUST

                       By:  /s/ Thomas Elwood
                          -------------------------------------------------
                       Name:    Thomas Elwood
                            -----------------------------------------------
                       Title:   Secretary
                             ----------------------------------------------


                       VAN ECK ASSOCIATES CORPORATION

                       By:  /s/ Thomas Elwood
                          -------------------------------------------------
                       Name:    Thomas Elwood
                            -----------------------------------------------
                       Title:   Secretary
                             ----------------------------------------------


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